UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025

Gain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40237	85-1726410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices, including zip code)

(301) 500-1556

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	GANX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 10, 2025, Gain Therapeutics, Inc. (the “Company”) issued a press release announcing the presentation of additional preclinical data and design of the Company’s Phase 1b clinical study of GT-02287, the Company’s lead allosteric small molecule in development for the treatment of Parkinson’s disease with or without a GBA1 mutation. A copy of the press release is furnished as Exhibit 99.1.

The Company updated its investor presentation. A copy of the investor presentation is furnished as Exhibit 99.2.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events.

On April 10, 2025, the Company announced the presentation of additional preclinical data and design of the Company’s Phase 1b clinical study of GT-02287. An early biomarker analysis from the currently enrolled participants in the Phase 1b study will be conducted mid-year and will include samples from participants both with and without the GBA1 mutations for purposes of informing Phase 2 planning during the second half of 2025. Complete analysis of the Phase 1b endpoints, available after all patients have completed 90 days of treatment, is anticipated sometime during the fourth quarter of 2025.

Clinical Stage Glucocerebrosidase Modulator, GT-02287, Shows Disease Modifying Potential in Preclinical Models Of Both GBA1 and Idiopathic Parkinson’s Disease

In animal models of both GBA1 and idiopathic Parkinson’s disease, GT-02287 is able to rescue motor deficits and prevent the development of deficits in complex behaviors such as nesting. These effects persist even following withdrawal of the compound, suggesting a disease-modifying potential of GT-02287. The new preclinical data that were presented additionally support a disease-modifying potential of GT-02287. Several biomarkers of disease progression, including aggregated α-synuclein, IRE-1 (a marker of ER stress), LAMP-1 (a marker of lysosomal integrity), Miro1 (a marker of damaged mitochondrial destined for mitophagy), phospho-Tau (a marker of neurodegeneration), and Iba-1 (a marker of neuroinflammation) were statistically reduced upon treatment with GT-02287 and remained reduced for several days following drug washout demonstrating a long-lasting effect.

Design of a Phase 1b Study to Evaluate the GCase-targeting Molecule GT-02287 in GBA1-PD and Sporadic PD

The study will assess safety and tolerability of GT-02287 during three months of dosing in people with PD, using adverse events, laboratory tests, electrocardiograms, and vital signs as the key safety endpoints. Additionally, the study will characterize the single-dose and steady-state plasma pharmacokinetics (PK) profile of GT-02287. Exploratory endpoints include various biomarkers in the cerebrospinal fluid (CSF), dried blood spots, plasma, and whole blood. Biomarkers include GCase activity and protein levels, sphingolipid substrate levels, α-synuclein, lysosomal and mitochondrial markers, and inflammatory markers. Results from this Phase 1b study will guide the design of a subsequent randomized, placebo-controlled, double-blind dose-finding Phase 2 study to evaluate the efficacy of GT-02287 as measured by a clinically meaningful endpoint in PD over a longer treatment period. Phase 2 planning is expected to commence in the second half of 2025.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated April 10, 2025.
99.2	Investor Presentation.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Dated: April 10, 2025	By:	/s/ Gene Mack
Gene Mack
Chief Executive Officer